Exhibit 99.1

FOR IMMEDIATE RELEASE

Timothy Samples Joins Syniverse Board of Directors

TAMPA, Fla., March 30, 2007 – Syniverse Technologies (NYSE: SVR), a leading provider of mission-critical technology services to wireless telecommunications companies worldwide, announced today that Timothy Samples has joined its Board of Directors.

“I am delighted Tim has decided to join Syniverse’s board of directors,” said Tony Holcombe, President and CEO of Syniverse. “Tim brings to Syniverse more than 20 years of international telecommunications and data communications experience. I am confident his knowledge and expertise will be of great benefit to the board and company as we continue our global expansion.”

Syniverse Chairman of the Board Bob Marino also is pleased Samples will be joining the board of directors.

“Tim’s credentials, especially in regard to the European communications industry, will be an excellent addition to the organization,” said Marino. “Along with my fellow board members, I welcome Tim to the company and look forward to working with him.”

“I am honored to be joining the Syniverse Board of Directors,” said Samples. “Syniverse is a well-positioned company in a dynamic and fast-paced industry, and I look forward to working with Tony, the Syniverse board and the rest of the Syniverse team to continue to grow the business.”

Since January of 2003, Samples has been the Principal of Sapience LLC. From February 2001 to June 2002, he served as CEO, President, and Chairman of the Board of Management for Completel N.V., a Dutch registered CLEC in London and Paris. From February 2000 to February 2001, Samples served as CEO and President of Firstmark Communications, a Pan-European broadband company with operations in seven Western European countries. From September 1997 to February 2000, he was CEO of One2One, a GSM service operator; and from July 1995 to May 1996, Samples served as Vice President and General Manager for US West Cellular/AirTouch in Phoenix, Ariz. From June 1984 to July 1995, he held various management, sales and marketing positions with US West/MediaOne Group.

Samples earned a bachelor’s degree in psychology from the University of Toledo and an advanced management degree from The Wharton School of the University of Pennsylvania.

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About Syniverse

Syniverse Technologies (NYSE:SVR) provides seamless, interactive mobile services to over 350 communications companies in more than 50 countries by making it possible for disparate technologies and standards to interoperate.

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1765 | 1.813.637.5000 | www.syniverse.com

Syniverse’s flexibility and customer focus enables its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever their subscribers need them. Celebrating its 20th anniversary in 2007, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: unpredictable quarterly fluctuations in our business; the effects of competition or consumer and merchant use of our service; any adverse changes in our agreements with our listings providers; the impact of international expansion efforts on our business; and changes in our tax status. These and other risks and uncertainties associated with our business are described in our filings with the Securities and Exchange Commission.

FOR MORE INFORMATION

U.S. press contact:
Gary Lee, Liberty Communications
gary@libertycomms.com
+1 (678) 921-0565

European/Asia press contact:
Simon Marshall, Liberty Communications
simon@libertycomms.com
+44 (0) 207 751 4444

Investor Relations contact:
Jim Huseby, Syniverse Technologies
jim.huseby@syniverse.com
+1 (813) 637-5000

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1765 | 1.813.637.5000 | www.syniverse.com